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                                                                    EXHIBIT 10.2


                              AMENDED AND RESTATED
                        THIRD PARTY SAFEKEEPING AGREEMENT

This AMENDED AND RESTATED THIRD PARTY SAFEKEEPING AGREEMENT (this "Agreement") dated as of September 1, 1998, is entered into by TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the "Borrower") in favor of LASALLE NATIONAL BANK, a national banking association (the "Bank") and EUROPEAN AMERICAN BANK, a New York banking corporation (the "Custodian").


A.
The Bank and the Borrower have previously entered into that certain Loan Agreement dated as of February 12, 1997 (as amended from time to time, the "Loan Agreement"), pursuant to which the Bank has extended to the Borrower a line of credit loan in the amount of $12,000,000 and a term loan in the original amount of $25,000,000 (collectively, as the same are extended, modified or renewed (the "Loans")).

B.
Pursuant to that certain Security Agreement and Assignment of European American Bank Safekeeping Account dated as of September 1, 1998 (the "Security Agreement"), the Borrower has pledged to the Bank for security purposes and granted to the Bank a security interest in 1,500,000 shares of common stock (collectively with all income and profits thereof, all distributions thereon, all other proceeds thereof and all rights, benefits and privileges pertaining to or arising thereunder, (the "Pledged Shares") of Cole Taylor Bank (the "Issuer").

C.
The Borrower has heretofore delivered the Pledged Shares to the Custodian pursuant to that certain Third Party Safekeeping Agreement dated as of December 29, 1997 (the "Original Agreement") among the Borrower, the Bank, and the Custodian.

D.
The parties to the Original Agreement desire to amend and restate their respective rights, duties and obligations in accordance with the terms of this Agreement.


NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1.
Custody and Pledge. The Borrower has previously delivered the Pledged Shares to the Custodian pursuant to the Original Agreement. To secure payment and performance of all of the obligations of the Borrower to the Bank howsoever created, arising or evidenced, whether direct or indirect, joint, several or joint and several, absolute or contingent, now or hereafter existing or due or to become due under the Loan Agreement (collectively, the "Obligations"), the Borrower


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has granted to the Bank a security interest in the Pledged Shares, pursuant to the Security Agreement.

2.
Shares. Until the Custodian shall receive written notice from the Bank that all of the Obligations have been fully paid and satisfied, the parties hereto agree as follows:

(a)
The Custodian is hereby appointed as agent for the Bank and the Custodian shall hold and retain possession of the Pledged Shares for the Bank;

(b)
The Borrower shall be unable to withdraw any of the Pledged Shares without the Bank's prior written consent;

(c)
The Custodian shall deliver all or any part of the Pledged Shares to the Bank upon its request at any time after the occurrence of an Event of Default; and

(d)
The Bank's receipt for any of the Pledged Shares so delivered by the Custodian shall be a full and complete receipt and acquittance to the Custodian as fiduciary for the Pledged Shares.

3.
Sale After Default. If the Bank elects to exercise its rights to dispose of the Collateral pursuant to the terms of Section 9-504 of the Illinois Uniform Commercial Code, it shall provide Borrower with not less than 120 days prior written notice thereof. The notice shall state in reasonable detail the method and manner of sale. Provided that the Borrower, within said 120 day period, delivers to Bank a fully executed bona fide contract for the sale of the Collateral (or a sale of the assets which will be in an amount sufficient to repay the Obligations), the Borrower shall have an additional period of 60 days (starting at the conclusion of the original 120 day period) within which to close the sale and repay the Obligations. The Borrower shall have until the date of sale in which to repay the Obligations at which time the Bank shall release its lien on the Collateral. If the Collateral is in the possession of the Bank, or its agents, the Bank shall also return the Collateral to the Borrower.

4.
Acceptance. The Custodian hereby acknowledges that the Pledged Shares have been delivered as a condition to the making of certain loans and advances to the Borrower under the Loan Agreement and are pledged as collateral for the Obligations pursuant to the terms of the Security Agreement, and the Custodian hereby accepts appointment as agent for the Bank, and agrees to act in accordance with the terms and provisions hereof. The Custodian agrees that it shall not have or assert any right of offset against or any lien or interest in any of the Pledged Shares. The Pledged Shares have been coded as assigned in the records of the Custodian, and none of the Pledged Shares will be released by the Custodian without the prior written consent of the Bank.



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5.
Indemnity; Assumption of Risk. (a) To the fullest extent permitted by law, the Borrower shall defend, indemnify and hold harmless the Custodian and the Bank, and their respective officers, directors, agents, employees, members and affiliated companies (collectively, the "Indemnitees") from and against all claims, judgments, damages, losses, penalties, liabilities, costs and expenses of investigation and defense of any claim and of any good faith settlement of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, attorneys' fees and expenses, any of which are incurred at any time as a result of or in connection with, the entering into of this Agreement or the transactions contemplated thereby except to the extent arising from the gross negligence of willful misconduct of the Custodian or the Bank.


(b)
The Borrower has requested that the Bank and the Custodian enter into this Agreement. None of the Indemnitees shall be liable for any expense, cost, loss or damage of any kind or nature resulting or sustained by Borrower as a result of entering into this Agreement, including, without limitation, any franchise or other taxes payable as a result thereof, and Borrower expressly assumes all risk of loss or damage by entering into this Agreement except to the extent arising from the gross negligence or willful misconduct of the Custodian or the Bank.



IN WITNESS WHEREOF, this Agreement has been signed as of the date first written above.




ATTEST:
By:                            Its:
ATTEST:
By:                            Its:
ATTEST:
By:                            Its:





TAYLOR CAPITAL GROUP, INC.
By:                            Its:
LASALLE NATIONAL BANK
By:                            Its:
EUROPEAN AMERICAN BANK
By:                            Its: